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                                                                     EXHIBIT 4.2


                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 29, 2000, among Oxford Automotive, Inc., a Michigan corporation (the "Company"), the Subsidiary Guarantors (the "Subsidiary Guarantors") under the Indenture referred to below, and U.S. Bank Trust National Association, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

         WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of December 1, 1998, providing for the issuance of an aggregate principal amount of $250,000,000 of 10 1/8% Senior Subordinated Notes Due 2007 (the "Securities");

         WHEREAS pursuant to Section 9.2 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors may, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Securities outstanding, execute and deliver this Supplemental Indenture for the purpose of amending, modifying or changing certain provisions of the Indenture;

         WHEREAS the Company and the Subsidiary Guarantors desire to amend or eliminate certain provisions of the Indenture as hereinafter set forth; and

         WHEREAS all acts and things necessary to amend the Indenture as described above and to make this Supplemental Indenture a valid agreement of the Company and the Subsidiary Guarantors, in accordance with its terms, have been completed.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

         1. Definitions.

            (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.





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         2. Amendment to Indenture. The following sections of the Indenture are modified as follows:


            (a) The following definition is hereby added to Section 1.1 of the Indenture:

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of any state of the United States of America or the District of Columbia.

            (b) Section 4.14 of the Indenture is amended and restated to read as follows:

            SECTION 4.14. Future Guarantors. The Company shall cause (a) each Domestic Subsidiary that at any time becomes an obligor or guarantor with respect to any Obligations under one or more Bank Credit Agreements and (b) each other Restricted Subsidiary that guarantees the Obligations of the Company or any Domestic Subsidiary under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary or Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (c) Section 11.6 of the Indenture is amended and restated to read as follows:

            SECTION 11.6. Release of Subsidiary Guarantor. A Subsidiary Guarantor may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Guarantee either: (a) upon the sale of all of its Capital Stock, or all or substantially all of the assets of the applicable Subsidiary Guarantor, to any Person that is not a Subsidiary of the Company, if such sale is made in compliance with this Indenture or
            (b) upon the release of (i) if such Subsidiary Guarantor is a Domestic Subsidiary, its Obligations or Guarantees under all Bank Credit Agreements or (ii) such Subsidiary Guarantor's Guarantee of the Obligations of the Company or any of the Company's Domestic Subsidiaries under all Bank Credit Agreements.

         3. Removal of Subsidiary Guarantees. In accordance with the provisions of Section 11.5 and Section 11.6(b)(ii), as set forth above, of the Indenture, each of BMG Holdings Inc., an Ontario corporation ("Holdings"), BMG North America Limited, an Ontario corporation ("BMG"), and Oxford Suspension Ltd., an Ontario corporation ("Suspension," and together with





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Holdings and BMG, the "Existing Canadian Subsidiaries") shall be released and discharged from the terms and conditions of Article 11 of the Indenture and shall no longer be considered to be Subsidiary Guarantors for purposes of the Indenture. From and after the date hereof, each Existing Canadian Subsidiary shall no longer be a Subsidiary Guarantor for all purposes under the Indenture and the Securities.

         4. Effective Time. The amendments to the Indenture set forth in this Supplemental Indenture shall only become effective upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors, and the Trustee.

         5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.





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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                          OXFORD AUTOMOTIVE, INC.

                                          By:   /s/ Aurelian Bukatko
                                              --------------------------------
                                          Name: Aurelian Bukatko
                                          Title: Sr. Vice President-Chief
                                                 Financial Officer

                                          SUBSIDIARY GUARANTORS:

                                          BMG NORTH AMERICA LIMITED
                                          LOBDELL EMERY CORPORATION
                                          WINCHESTER FABRICATION CORPORATION
                                          CREATIVE FABRICATION CORPORATION
                                          PARALLEL GROUP INTERNATIONAL, INC.
                                          CONCEPT MANAGEMENT CORPORATION
                                          LEWIS EMERY CAPITAL CORPORATION
                                          BMG HOLDINGS, INC.
                                          HOWELL INDUSTRIES, INC.
                                          RPI HOLDINGS, INC.
                                          RPI, INC.
                                          PRUDENVILLE MANUFACTURING, INC.
                                          OXFORD SUSPENSION, INC.
                                          OXFORD SUSPENSION LTD.
                                          OASP, INC.
                                          OASP II, INC.
                                          CE TECHNOLOGIES, INC.
                                          TOOL AND ENGINEERING COMPANY

                                          By:     /s/ Aurelian Bukatko
                                              --------------------------------
                                          Name: Aurelian Bukatko
                                          Title: Vice President-Chief
                                                 Financial Officer


                                          LASERWELD INTERNATIONAL, L.L.C.
                                          By:  Lobdell Emery Corporation, its
                                               sole member

                                          By:    /s/ Aurelian Bukatko
                                              --------------------------------
                                          Name: Aurelian Bukatko
                                          Title: Vice President-Chief
                                                 Financial Officer














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                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:    /s/ Michael T. Goodwin
                                             ---------------------------------
                                             Name: Michael T. Goodwin
                                             Title: Assistant Vice President